                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       VISION-SCIENCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                             VISION-SCIENCES, INC.
                              Nine Strathmore Road
                          Natick, Massachusetts 01760

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, AUGUST 24, 1999

                             ---------------------

    The Annual Meeting of Stockholders of Vision-Sciences, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts on Tuesday, August 24, 1999 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect Katsumi Oneda and Fred E. Silverstein, M.D. as Class II Directors, each to serve for a three-year term;

    2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on July 8, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,
                                          Katsumi Oneda, Chairman

Natick, Massachusetts
July 23, 1999

            WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
             COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT
              PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE
          REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF
                   THE PROXY IS MAILED IN THE UNITED STATES.

                             VISION-SCIENCES, INC.
                              Nine Strathmore Road
                          Natick, Massachusetts 01760

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 24, 1999

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vision-Sciences, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on August 24, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, were mailed to stockholders, along with these proxy materials, on or about July 23, 1999.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on July 8, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 19,223,021 shares of Common Stock of the Company, $.01 par value ("Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

    The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

    The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year.

    Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

    The following table sets forth the beneficial ownership of the Company's Common Stock as of April 30, 1999 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each current director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) by all current directors and executive officers as a group:

                                                                                   NUMBER OF
                                                                  SHARES         PERCENTAGE OF
NAME AND ADDRESS OF                                             BENEFICIALLY      OUTSTANDING
  BENEFICIAL OWNER                                               OWNED (1)     COMMON STOCK (2)
--------------------------------------------------------------  -----------  ---------------------
Katsumi Oneda(3)..............................................   4,451,383              23.0%
  c/o Vision-Sciences, Inc.
  Nine Strathmore Road
  Natick, MA 01760
Lewis C. Pell(4)..............................................   4,297,508              22.4%
  c/o Machida Incorporated
  40 Ramland Road
  Orangeburg, NY 10962
Asahi Optical Co., Ltd........................................   2,000,000              10.4%
  2-36-9, Maeno-cho
  Itabashi-Ku
  Tokyo 174 Japan
Fred E. Silverstein, M.D(5)...................................     174,250                 *
Gerald B. Lichtenberger, Ph.D.(6).............................     153,500                 *
Kenneth W. Anstey(7)..........................................      28,000                 *
All current directors and executive officers as a group (six
  persons)(8).................................................   9,118,641              46.9%

------------------------

*   Less than 1% of the shares of Common Stock outstanding.

(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Any reference in these footnotes to shares subject to stock options held by the person in question refers to stock options held by such person that are currently exercisable or exercisable within 60 days after April 30, 1999.

(2) The number of shares deemed outstanding includes 19,212,021 shares outstanding as of April 30, 1999 and any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days after April 30, 1999.

(3) Includes 125,000 shares subject to stock options.

(4) Includes 50,000 shares and 42,500 shares held of record and beneficially owned by Mr. Pell's wife and child, respectively. Mr. Pell disclaims beneficial ownership of these shares.

(5) Includes 4,000 shares subject to stock options.

(6) Includes 3,000 shares owned by Dr. Lichtenberger and 3,000 shares owned by Dr. Lichtenberger's wife as custodians for their children. Dr. Lichtenberger disclaims beneficial ownership of these shares. Also includes 75,000 shares subject to stock options.

(7) Comprised of 28,000 shares subject to stock options.

(8) Includes, as to all directors and executive officers as a group, 244,500 shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 1999. Also includes shares for which certain individuals have disclaimed beneficial ownership, as set forth in the above footnotes.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There is currently one Class I Director, whose term expires at the 2001 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 1999 Annual Meeting of Stockholders, and two Class III Directors, whose terms expire at the 2000 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

    The persons named in the enclosed proxy will vote to elect Katsumi Oneda and Fred E. Silverstein, M.D. as Class II Directors, unless authority to vote for the election of Mr. Oneda or Dr. Silverstein is withheld by marking the proxy to that effect. Mr. Oneda and Dr. Silverstein are currently Class II Directors of the Company. Mr. Oneda and Dr. Silverstein have indicated their willingness to serve, if elected, but if either is unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board of Directors.

    Set forth below are the name and certain information with respect to each director of the Company, including the nominees for Class II Directors.

                                CLASS I DIRECTOR

    LEWIS C. PELL, age 56, a co-founder of the Company, has been Vice-Chairman of the Board of Directors of the Company since May 1992. Mr. Pell has served as a director of Heart Technology, Inc., a publicly-held medical device company. Mr. Pell is a founder or co-founder of several privately-held medical device companies. In 1983, Mr. Pell co-founded American Endoscopy, Inc. and served as a director until it was sold in 1986 to C.R. Bard, Inc. In September 1979, he co-founded Pentax Precision Instrument Corporation and served as Executive Vice President and director until December 1990, when it was sold to Asahi Optical Company. Mr. Pell has been the Chairman of the Board of Impulse Dynamics LLC and Radiancy, Inc. since November 1996 and February 1999, respectively.

                               CLASS II DIRECTORS

    KATSUMI ONEDA, age 61, a co-founder of the Company, has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. He served as Vice-Chairman of the Board of Directors of the Company from May 1992 to October 1993, as Honorary Chairman of the Board of Directors from October 1991 to October 1993 and as Chairman of the Board of Directors from September 1990 to October 1991. From 1979 to December 1990, he was President and Chief Executive Officer of Pentax Precision Instrument Corporation. Mr. Oneda is a director of several private companies. He has been a director of the Company since 1987.

    FRED E. SILVERSTEIN, M.D., age 57, served as a Professor of Medicine at the University of Washington from July 1989 to June 1994 and a partner of Frazier and Company beginning in July 1994. Dr. Silverstein has been a prominent practitioner and author in the field of gastroenterology. Dr. Silverstein is a director of Aradigm Corporation, Washington Research Foundation, the Washington Technology Center in Seattle and several private medical companies. He has been a director of the Company since 1990.

                              CLASS III DIRECTORS

    KENNETH W. ANSTEY, age 53, has served as Chief Executive Officer of Oratec Interventions Inc., a medical device company, since April 1997. Mr. Anstey served as Chief Executive Officer of Biofield, Corp., a medical device company, from December 1995 to March 1997. From August 1991 to December 1995, Mr. Anstey served as President and Chief Executive Officer of Mitek Surgical Products, Inc., a medical device company. From 1989 to 1991, Mr. Anstey served in various capacities at subsidiaries of Bristol-Meyers Squibb Company, including as President of ConvaTec, Inc., a manufacturer of ostomy and surgical products. Mr. Anstey is also a director of Cell Pro Inc. and Spine Tech, Inc. He has been a director of the Company since 1993.

    GERALD B. LICHTENBERGER, PH.D., age 54, has served as Vice President, Business Development of the Company since December 1998. Dr. Lichtenberger served as Executive Vice President, Chief Operating Officer and Secretary of the Company from December 1996 to December 1998. From June 1990 to December 1996, Dr. Lichtenberger served as President and a Director of iSight, Inc., a developer and manufacturer of digital video cameras and components. Dr. Lichtenberger was Vice President of Strategic Planning and Vice President of Operations of Pentax Precision Instrument Corporation from 1986 until 1990, and was President, Chief Executive Officer and Chairman of the Board of Directors of Systems of the Future, Inc. from 1979 until 1986.

    Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the Board's discretion. No family relationships exist among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent auditors' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent auditors. The Audit Committee met one time during the fiscal year ended March 31, 1999. The current members of the Audit Committee are Dr. Silverstein and Mr. Anstey.

    The Company has a standing Compensation Committee of the Board of Directors, which sets the compensation levels of executive officers of the Company (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs of the Company, administers the Company's 1990 Stock Option Plan (the "1990 Option Plan") and authorizes option grants under the 1990 Option Plan to all employees of the Company. The Compensation Committee met two times during the fiscal year ended March 31, 1999. The current members of the Compensation Committee are Mr. Anstey and Dr. Silverstein.

    The Board of Directors met two times during the fiscal year ended March 31, 1999. Each incumbent director, with the exception of Lewis C. Pell, attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served. Mr. Pell did not attend either of the Board meetings held during the fiscal year ended March 31, 1999.

DIRECTOR COMPENSATION

    The Company's outside directors (currently, Dr. Silverstein and Mr. Anstey) receive an annual director's fee in the amount of $10,000 payable quarterly. Directors are reimbursed for certain Company-related travel expenses.

    Pursuant to the Company's 1993 Director Option Plan (the "1993 Director Plan"), a nonstatutory option to purchase 20,000 shares of the Company's Common Stock was granted to Mr. Anstey in August 1997 and to Dr. Silverstein in August 1998, in each case at a price equal to the fair market value of the Common Stock on the date of grant. These options become exercisable over a four-year period from the date of grant with one-fifth of the option being exercisable on the date of grant and an additional one-fifth becoming exercisable on each of the first, second, third and fourth anniversaries of the date of grant.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table sets forth certain information concerning the compensation, for the fiscal years indicated, of the Company's Chief Executive Officer and each of the Company's other executive officers who earned more than $100,000 during the fiscal year ended March 31, 1999 (the "Senior Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                         ------------------------------
                                                                             ANNUAL        AWARDS
                         NAME AND                              FISCAL     COMPENSATION   NO. OPTION       ALL OTHER
                   PRINCIPAL POSITION(1)                        YEAR        SALARY(2)     OF SHARES   COMPENSATION (3)
-----------------------------------------------------------  -----------  -------------  -----------  -----------------
Katsumi Oneda, (4) President, Chief Executive Officer and          1999    $   109,200           --              --
  Chairman of the Board of Directors                               1998        187,850           --              --
                                                                   1997        191,629           --              --

Lewis C. Pell, Vice Chairman of the Board of Directors             1999        109,200           --       $   1,638
                                                                   1998        109,200           --           1,638
                                                                   1997        109,200           --           1,638

Gerald B. Lichtenberger, Ph.D., Vice President, Business           1999        116,400           --              --
  Development                                                      1998        130,000           --              --
                                                                   1997         30,000      100,000              --

------------------------

(1) The rules of the SEC require that this table, the stock option grant table and the stock option exercise table which follow, present information concerning the Company's Chief Executive Officer as of March 31, 1999, the Company's fiscal year-end, any other person who served as the Company's Chief Executive Officer at any time during the fiscal year ended March 31, 1999 and the Company's four other most highly compensated executive officers (determined by reference to total annual salary and bonus earned by such officers) whose total salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1999. Because the Company had only two other executive officers whose compensation exceeded $100,000 for the fiscal year ended March 31, 1999 this table and the two tables that follow present compensation information only for the Chief Executive Officer and such other two executive officers.

(2) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive.

(3) Consists of Company contributions to 401(k) Plan.

(4) All of Mr. Oneda's 1997, 1998 and 1999 salary have been accrued and will be paid to Mr. Oneda at such time as the Company generates a positive cash flow.

OPTION GRANTS

    The Company did not grant any options or restricted stock awards to any of the Senior Executives during the fiscal year ended March 31, 1999.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended March 31, 1999 by each of the Senior Executives, and the number and value of unexercised options held by each of the Senior Executives on March 31, 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                      NUMBER OF
                                                                                    SHARES SUBJECT         VALUE OF
                                                                                    TO UNEXERCISED        UNEXERCISED
                                                                                                          IN-THE-MONEY
                                                                                                             OPTIONS
                                                                                                           AT FISCAL
                                                                                  OPTIONS AT FISCAL        YEAR-END
                                               NUMBER OF                               YEAR-END               (1)
                                            SHARES ACQUIRED        VALUE      --------------------------  -----------
NAME                                          ON EXERCISE        REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE
----------------------------------------  -------------------  -------------  -----------  -------------  -----------
Katsumi Oneda...........................              --                --       125,000            --            --
Lewis C. Pell...........................              --                --            --            --            --
Gerald B. Lichtenberger, Ph.D...........              --                --        75,000        25,000        14,063



NAME                                       UNEXERCISABLE
----------------------------------------  ---------------
Katsumi Oneda...........................            --
Lewis C. Pell...........................            --
Gerald B. Lichtenberger, Ph.D...........         4,687

------------------------

(1) Based on the fair market value of the Common Stock on March 31, 1999 ($1.375 per share), less the option exercise price.

AGREEMENTS WITH SENIOR EXECUTIVES

    The Company entered into a Memorandum of Understanding (the "Memorandum") with Dr. Lichtenberger in his capacity as Vice President, Business Development, effective December 5, 1998. Pursuant to the Memorandum, Dr. Lichtenberger is to receive $85,800 per year in exchange for working an average of 3 days per week at the offices of the Company's Machida subsidiary. The Memorandum also provides for severance pay in the lump sum amount of four months salary.

    The Company does not have any other employment contracts, termination of employment or change in control arrangements with any other of the Senior Executives.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company leases its 25,000 square foot facility in Orangeburg, New York from J&J Associates, Inc. under a lease due to expire in August 31, 2000, subject to renewal or extension. Messrs. Oneda and Pell together own 50% of J&J Associates. During the fiscal year ended March 31, 1999, the Company paid an aggregate of $198,352 to J&J Associates under this lease.

    The Company believes that the terms of the foregoing transactions are at least as favorable to the Company as could have been obtained from any unaffiliated third parties.

    The Company has a policy that transactions, if any, between the Company and its officers, directors or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors; and further, that any loans by the Company to its officers, directors or other affiliates must be for bona fide business purposes only.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of Kenneth W. Anstey and Fred E. Silverstein, M.D. The Compensation Committee is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. In the fiscal year ended March 31, 1999 the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's other directors, including the input of Mr. Oneda with respect to the compensation of the Company's executive officers other than Mr. Oneda.

POLICIES AND PHILOSOPHY

    The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company, which are often targeted to the individual executive's particular business unit. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

    The Company has not to date generated significant revenues from the sales of its new products that incorporate its disposable Endosheath technology. Accordingly, in evaluating both individual and corporate performance for purposes of determining salary levels and stock option grants, the Compensation Committee currently places significant emphasis on the progress and success of the Company with respect to matters such as product development, including product design and manufacturing, and enhancement of the Company's patent and licensing position as well as on the Company's overall financial performance and sales by product line.

EXECUTIVE OFFICER COMPENSATION IN FISCAL 1999

    The compensation programs for the Company's executives established by the Compensation Committee consist of two elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; and
(ii) stock-based equity incentives in the form of participation in the Company's 1990 Stock Option Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as manufacturing or sales, and the overall performance of the Company. The Compensation Committee does not establish specific goals or milestones which automatically trigger additional compensation for the executive officers but rather decides on each executive officer's compensation after taking into account actions by such officer to accomplish established Company goals.

    In determining the salary of each executive officer, including the Senior Executives, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies described under the caption "Comparative Stock Performance" below constitute a much broader group of companies at various stages of development than those considered by the Compensation Committee to compare compensation levels of the Company's executive officers. Rather, the companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of the Company's executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN FISCAL 1999

    The compensation philosophy applied by the Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company--to provide a competitive compensation opportunity that rewards performance.

    Mr. Oneda served in the positions of President, Chief Executive Officer and Chairman of the Board of Directors of the Company during the fiscal year ended March 31, 1999. The Compensation Committee set Mr. Oneda's base salary during fiscal 1999 at $109,200 considered by the Compensation Committee to be the bottom half of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. All of this amount has been accrued and will be paid to Mr. Oneda at such time as the Company generates a positive cash flow.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has not paid any of its executive officers annual compensation over $1,000,000 and has no current plan to do so, it currently intends to structure all future performance-based compensation of its executive officers in a manner that complies with this statute.

                                    COMPENSATION COMMITTEE

                                    Kenneth W. Anstey, Chairman

                                    Fred E. Silverstein, M.D.

REPORTS UNDER SECTION 16(A) OF THE EXCHANGE ACT

    Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

                         COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company between March 31, 1994 and March 31, 1999 (the end of fiscal 1999) with the cumulative total return of (i) the Russell 2000 Index,
(ii) the Nasdaq Stock Market-U.S. Index, and (iii) the S&P Health Care Diversified Index. This graph assumes the investment of $100 on March 31, 1994 in the Company's Common Stock and in the S&P Health Care Diversified Index and the Nasdaq Stock Market-U.S. Index, and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 3/94       3/95       3/96       3/97       3/98       3/99
Vision-Sciences, Inc.                100         71         48         19         23         21
Russell 2000                         100        106        136        143        203        170
NASDAQ Stock Market (U.S.)           100        111        151        168        254        342
S&P Health Care (Diversified)        100        142        202        261        413        530

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since 1991. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

    Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Natick, Massachusetts not later than March 25, 2000 for inclusion in the proxy statement for that meeting.

    If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must give written notice to the Company at its principal office in Natick, Massachusetts not later than June 8, 2000. If the stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                    By Order of the Board of Directors,

                                    Katsumi Oneda, Chairman

July 23, 1999

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       ANNEX A
                                                                       -------

                              VISION-SCIENCES, INC.

PROXY                                                                     PROXY

   PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 24, 1999

         The undersigned, revoking all prior proxies, hereby appoint(s) Katsumi Oneda, Gerald B. Lichtenberger, Ph.D. and Peter B. Tarr, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Vision-Sciences, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on August 24, 1999 at 10:00 a.m., local time, and at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

         1. To elect Katsumi Oneda and Fred E. Silverstein, M.D. as Class II Directors.

/  /  FOR the nominees          / /  WITHHOLD AUTHORITY to vote for the nominee


         2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year.

         / /  FOR                / /  AGAINST              / /  ABSTAIN





                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

                                       Signature:
                                                 -------------------------------

                                       Date:
                                            ------------------------------------

THIS PROXY IS SOLICITED                Signature:
ON BEHALF OF THE BOARD OF                        -------------------------------
DIRECTORS OF THE COMPANY               Date:
                                            ------------------------------------